UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 60th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Resignation of Robert Enslin as Director and Chief Executive Officer of the Company
On May 23, 2024, Robert Enslin informed UiPath, Inc. (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”) and from his position as Chief Executive Officer (“CEO”) of the Company, effective June 1, 2024 (the “Effective Date”). In addition, Mr. Enslin will no longer stand for election as a member of the Board at the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on June 20, 2024. Mr. Enslin’s resignation is not the result of any disagreement with the Company.
Mr. Enslin has agreed to provide the Company with transition support pursuant to the terms of an advisor agreement through September 27, 2024, at an advisory fee of $7,500 per week for each week of the term; the Company may extend the advisor agreement subject to the parties’ mutual agreement. The forgoing description of the advisor agreement does not purport to be complete and is qualified in its entirety by reference to the advisor agreement, which will be filed early as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending April 30, 2024.
Appointment of Daniel Dines as Chief Executive Officer of the Company
On May 29, 2024, the Board appointed Daniel Dines, the Company’s Founder, Chairman, and Chief Innovation Officer, as CEO, as of the Effective Date. Mr. Dines will continue to lead the Company’s product and engineering teams.
Mr. Dines, age 52, is our Founder and became the Company’s Chief Innovation Officer in February 2024. Previously, he served as the Company’s Co-CEO with Mr. Enslin from May 2022 and, prior to that, as the Company’s CEO since its founding. Mr. Dines has also served as Chairman of the Company’s Board of Directors since the Company’s founding. Mr. Dines was a software development engineer at Microsoft Corporation and holds an M.S. from the University of Bucharest.
There is no arrangement or understanding between Mr. Dines and any other persons pursuant to which Mr. Dines was appointed as the Company’s CEO. There are no family relationships between Mr. Dines and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than as previously reported in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 9, 2024.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Chief Legal Officer and Secretary

Date:	May 29, 2024